UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2019, Biocept, Inc. (the “Company”) entered into amendments (the “Amendments”) to the Warrant Exercise Agreements (the “Exercise Agreements”) the Company previously entered into on May 28, 2019 with certain holders (the “Exercising Holders”) of warrants (the “Existing Warrants”) to purchase common stock of the Company, par value $0.0001 per share (“Common Stock”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2019, the contents of which are incorporated herein by reference.

Pursuant to the Amendments, the period during which the Exercising Holders may elect to exercise for cash the Existing Warrants in exchange for new warrants to purchase Common Stock to be issued in an amount equal to 75% of the number of shares of Common Stock exercised under the Existing Warrants was extended from July 15, 2019 to July 31, 2019, and the period during which the Company agreed it shall not issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Exercise Agreements) was extended from July 25, 2019 to August 10, 2019.

The foregoing is only a summary of the material terms of the Amendments, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment to Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: July 18, 2019	By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer